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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 9 2001, included in and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File No. 33-28344, File No. 33-29113, File No. 33-41757, File No. 33-59045,
File No. 33-59081 and File No. 333-94713. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.



                                             /s/ ARTHUR ANDERSEN LLP
                                             ---------------------------------
                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 30, 2001